UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	May 10, 2007

MGIC Investment Corporation

(Exact Name of Registrant as Specified in Its Charter)
Wisconsin

(State or Other Jurisdiction of Incorporation)

1-10816	39-1486475

(Commission File Number)	(IRS Employer Identification No.)

MGIC Plaza, 250 East Kilbourn Avenue, Milwaukee, WI	53202

(Address of Principal Executive Offices)	(Zip Code)
(414) 347-6480

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure
     On May 10, 2007, MGIC Investment Corporation (“MGIC”) and Radian Group Inc. (“Radian”) entered into a First Amendment to Agreement and Plan of Merger (the “First Amendment”). The First Amendment amends the Agreement and Plan of Merger dated as of February 6, 2007 between MGIC and Radian (the “Merger Agreement”) to provide that shares of Radian common stock held by MGIC and its subsidiaries on the closing date of the merger between MGIC and Radian will be converted to MGIC common stock rather than be cancelled. In connection with the amendment, MGIC plans to purchase up to two million shares of Radian common stock from time to time in the open market or in privately negotiated transactions.
     Also on May 10, 2007, MGIC issued a press release announcing that its stockholders had adopted the Merger Agreement at MGIC’s stockholders’ meeting held on May 10, 2007 and containing certain other information. The press release is furnished as Exhibit 99.
Item 9.01. Financial Statements and Exhibits
     (d) Exhibits

Exhibit
Number	Description of Exhibit
Exhibit 99	Press Release dated May 10, 2007. Pursuant to General Instruction B.2 to Form 8-K, this press release is furnished as Exhibit 99 and is not filed.

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MGIC INVESTMENT CORPORATION

Date: May 10, 2007	By:	/s/ Joseph J. Komanecki

Joseph J. Komanecki
Senior Vice President, Controller and Chief Accounting Officer

INDEX TO EXHIBITS

Exhibit
Number	Description of Exhibit
Exhibit 99	Press Release dated May 10, 2007. Pursuant to General Instruction B.2 to Form 8-K, this press release is furnished as Exhibit 99 and is not filed.